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                                                                    Exhibit 23.2

                        Consent of Independent Auditors

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 3, 1999, with respect to the financial statements of Sandpiper Networks, Inc. included in the Registration Statement (Form S-1 No. 333-95121) as amended and related Prospectus of Digital Island, Inc. for the registration of 3,500,000 shares of its common stock.

                                          Ernst & Young LLP

Los Angeles, CA

January 31, 2000